Exhibit 10.12

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is entered into as of April 23, 2014, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and NIMBLE STORAGE, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Credit Agreement dated as of October 1, 2013, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Clause (viii) of the defined term, “eligible accounts receivable”, set forth in Section 1.1(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(viii) except as otherwise approved by Bank in writing, that portion of any account from an account debtor which represents the amount by which Borrower’s total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower’s total accounts; provided, however, with respect to accounts owing from Avnet, Inc., such percentage shall be fifty percent (50%);”

2. Section 4.3(d) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(d) not later than thirty (30) days after and as of the end of each month, a borrowing base certificate executed by the President, Chief Financial Officer or Controller of Borrower, an aged listing of accounts receivable and accounts payable, a reconciliation of accounts receivable and accounts payable, and a deferred revenue schedule, and immediately upon each request from Bank, a list of the names and addresses of all Borrower’s account debtors;”

3. Section 4.3(e) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(e) contemporaneously with each annual and monthly financial statement of Borrower required hereby, a Compliance Certificate executed by the President, Chief Financial Officer or Controller of Borrower, including a certification that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;”

4. Section 4.9(b) of the Agreement hereby is amended and restated in its entirety to read as follows :

“(b) EBITDA. EBITDA of not less than the covenant levels as set forth in the table immediately below for the following measuring periods, with “EBITDA” defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense, amortization expense and non-cash stock compensation expense.

Measuring period ending	Covenant Level
April 30, 2014	($11,484,000)
July 31, 2014	($13,292,000	)”

5. Section 5.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in Borrower’s 2014 and 2015 fiscal years, combined, in excess of an aggregate of Forty Million Dollars ($40,000,000). Notwithstanding the foregoing, Borrower shall not make any additional investment in fixed assets in excess of an aggregate of Twenty Five Million Dollars ($25,000,000) in any one of Borrower’s 2014 or 2015 fiscal years.”

6. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

7. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

8. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

9. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:

(a) this Amendment, duly executed by Borrower; and

(b) all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from Borrower’s account at Bank.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

NIMBLE STORAGE, INC.

By:	/s/ Anup Singh

Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Megan Mix

Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]